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                                                                     EXHIBIT 5.1

                            Vinson & Elkins L.L.P.
                            1001 Fannin, Suite 2300
                             Houston, Texas 77002

                               January 23, 2001


Goodrich Petroleum Corporation
815 Walker Street, Suite 1040
Houston, Texas 77002

Ladies and Gentlemen:

     We are acting as counsel for Goodrich Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the proposed offer and sale (the "Offering") by the Company set forth in the Registration Statement (as defined below) to certain investors, pursuant to the prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-47078, originally filed with the Securities and Exchange Commission on September 29, 2000 (such Registration Statement, as amended at the effective date thereof, and as amended by Post-Effective Amendment No. 1 thereto, being referred to herein as the "Registration Statement"), of an aggregate of 3,000,000 shares of Common Stock, par value $0.20 per share, of the Company ("Common Stock"). Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

     In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

     In connection with the opinion expressed herein, we have examined, among other things, the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, as amended and restated, the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering and the Registration Statement. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to questions of fact material to this opinion, we have relied, to the extent we deemed such reliance appropriate, without investigation, on the certificates and other documents referred to above. We have also reviewed such questions of law as we have deemed necessary or appropriate.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock proposed to be issued and sold by the Company have been validly authorized for issuance and, upon the issuance and delivery thereof as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

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Goodrich Petroleum Corporation
Page 2
January 23, 2001

     This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and Federal courts applying Delaware law.

     We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                    Very truly yours,


                                    /s/ VINSON & ELKINS L.L.P.
                                    Vinson & Elkins L.L.P.